                                                                     EXHIBIT 13



           THE TRAVELERS SEPARATE ACCOUNT PF FOR VARIABLE ANNUITIES

              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

             1/n
  T = (ERV/P)    -1 where:

     T   =    average annual total return
     P   =    a hypothetical initial payment of $1,000
     n   =    the applicable year (1, 3, 5, 10) or portion thereof
    ERV  =    ending  redeemable value of a hypothetical $1,000 payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized and nonstandarized average total return quotations may be accompanied by returns showing the investment performance that such Funding Options would have achieved (reduced by applicable charges/fees had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance. An Owner's Contract Value at redemption may be more or less than original cost.

Standardized Method

The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract, for both the standard death benefit and the enhanced death benefit, with and without the Principal Protection Option.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation and is assumed to be deducted at the end of August of each year. It is expressed as a percentage of assets based on the actual fees collected (or, anticipated, if a new product) divided by the average net assets (or, anticipated average net assets, if a new product) for contracts sold under the prospectus for each year for which performance is shown.

Each standardized average annual total return quotation assumes a total redemption at the end of each period with the assessment of any applicable withdrawal charge (6%, 6%, 5%, 5%, 4%, 4%, 3% 2%) at that time. For the returns sharing the Principal Protection Option, the maximum cancellation charge is assumed.

Nonstandardized Method

Nonstandardized returns do not reflect the deduction of any applicable withdrawal charge or the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown. The withdrawal charge is not reflected because the contract is designed for long-term investment.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

PRIMELITE STANDARDIZED PERFORMANCE AS OF 9/30/97

SMITH BARNEY MONEY MARKET PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS       DOLLARS        UNITS     ANNUAL FEE
   06/20/94     1.000000                                  1000     1000.000       0.075%
   06/30/94     1.000546                                                          0.075%
   08/31/94     1.004456                              -0.14827       -0.148       0.075%
   09/30/94     1.006653                                                          0.075%
   12/30/94     1.011480                                                          0.075%
   03/31/95     1.024234                                                          0.016%
   06/30/95     1.034631                                                          0.016%
   08/31/95     1.041469                              -0.16365       -0.157       0.016%
   09/30/95     1.044612                                                          0.016%
   12/29/95     1.051353                                                          0.016%
   03/29/96     1.060665                                                          0.021%
   06/28/96     1.069696                                                          0.021%
   08/31/96     1.078749                              -0.22316       -0.207       0.021%
   09/30/96     1.081897        1000     924.302                                  0.021%
   12/31/96     1.091292                                                          0.021%
   03/31/97     1.100524                                                          0.021%
   06/30/97     1.110359                                                          0.021%
   08/31/97     1.116992    -0.19587      -0.175      -0.23043       -0.206       0.021%
   09/30/97     1.120547    -0.01785      -0.016       -0.0193       -0.017       0.021%

                                       ONE-YEAR                SINCE INCEPTION
            Ending units                 924.111                    999.265
            Contract Value             $1,035.51                  $1,119.72
            Cash Surrender Value         $955.51                  $1,069.72
            Total Return                  -4.45%                      6.97%
            Average Annual Total Return                               2.07%


SMITH BARNEY INTERNATIONAL EQUITY PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS       DOLLARS        UNITS     ANNUAL FEE
   06/20/94     1.000000                                  1000     1000.000       0.075%
   06/30/94     1.026608                                                          0.075%
   08/31/94     1.049112                              -0.15158       -0.144       0.075%
   09/30/94     1.022001                                                          0.075%
   12/30/94     0.987796                                                          0.075%
   03/31/95     0.915858                                                          0.016%
   06/30/95     1.009273                                                          0.016%
   08/31/95     1.028512                              -0.16619       -0.162       0.016%
   09/30/95     1.047016                                                          0.016%
   12/29/95     1.014145                                                          0.016%
   03/29/96     1.098813                                                          0.021%
   06/28/96     1.188474                                                          0.021%
   08/31/96     1.169757                              -0.23138       -0.198       0.021%
   09/30/96     1.188733        1000     841.232                                  0.021%
   12/31/96     1.214792                                                          0.021%

   03/31/97     1.231803                                                          0.021%
   06/30/97     1.326408                                                          0.021%
   08/31/97     1.288855    -0.20086      -0.156      -0.25802       -0.200       0.021%
   09/30/97     1.365774    -0.01927      -0.014       -0.0229       -0.017       0.021%

                                       ONE-YEAR                SINCE INCEPTION
            Ending units                 841.062                    999.279
            Contract Value             $1,148.70                  $1,364.79
            Cash Surrender Value       $1,068.70                  $1,314.79
            Total Return                   6.87%                     31.48%
            Average Annual Total Return                               8.70%


SMITH BARNEY INCOME & GROWTH PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS       DOLLARS        UNITS     ANNUAL FEE
   06/20/94     1.000000                                  1000     1000.000       0.075%
   06/30/94     0.986634                                                          0.075%
   08/31/94     1.023152                              -0.14966       -0.146       0.075%
   09/30/94     1.011029                                                          0.075%
   12/30/94     0.973907                                                          0.075%
   03/31/95     1.060355                                                          0.016%
   06/30/95     1.132899                                                          0.016%
   08/31/95     1.181584                              -0.17635       -0.149       0.016%
   09/30/95     1.213825                                                          0.016%
   12/29/95     1.270918                                                          0.016%
   03/29/96     1.324150                                                          0.021%
   06/28/96     1.376171                                                          0.021%
   08/31/96     1.373344                              -0.26892       -0.196       0.021%
   09/30/96     1.432097        1000     698.277                                  0.021%
   12/31/96     1.519255                                                          0.021%
   03/31/97     1.560267                                                          0.021%
   06/30/97     1.769244                                                          0.021%
   08/31/97     1.783161    -0.21636      -0.121      -0.33127       -0.186       0.021%
   09/30/97     1.852866    -0.02191      -0.012       -0.0314       -0.017       0.021%

                                       ONE-YEAR                SINCE INCEPTION
            Ending units                 698.144                    999.306
            Contract Value             $1,293.57                  $1,851.58
            Cash Surrender Value       $1,213.57                  $1,801.58
            Total Return                  21.36%                     80.16%
            Average Annual Total Return                              19.64%

SMITH BARNEY HIGH INCOME PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS       DOLLARS        UNITS     ANNUAL FEE
   06/20/94     1.000000                                  1000     1000.000       0.075%
   06/30/94     1.000693                                                          0.075%
   08/31/94     1.008283                              -0.14856       -0.147       0.075%
   09/30/94     1.007126                                                          0.075%
   12/30/94     0.979947                                                          0.075%
   03/31/95     1.033490                                                          0.016%
   06/30/95     1.080227                                                          0.016%
   08/31/95     1.100775                              -0.16870       -0.153       0.016%
   09/30/95     1.112595                                                          0.016%
   12/29/95     1.137982                                                          0.016%
   03/29/96     1.189930                                                          0.021%
   06/28/96     1.197168                                                          0.021%
   08/31/96     1.208635                              -0.24308       -0.201       0.021%
   09/30/96     1.243350        1000     804.279                                  0.021%
   12/31/96     1.292225                                                          0.021%
   03/31/97     1.300827                                                          0.021%
   06/30/97     1.365679                                                          0.021%
   08/31/97     1.401478    -0.20500      -0.146      -0.27392       -0.195       0.021%
   09/30/97     1.432169    -0.01966      -0.014       -0.0244       -0.017       0.021%

                                       ONE-YEAR                SINCE INCEPTION
            Ending units                 804.119                    999.287
            Contract Value             $1,151.63                  $1,431.15
            Cash Surrender Value       $1,071.63                  $1,381.15
            Total Return                   7.16%                     38.11%
            Average Annual Total Return                              10.34%


APPRECIATION PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS       DOLLARS        UNITS      DOLLARS       UNITS      ANNUAL FEE
  10/16/91      0.517126                                                           1000      1933.765       0.016%
  06/30/92      0.525349                                                                                    0.016%
  08/31/92      0.534829                                                       -0.14268        -0.267       0.016%
  09/30/92      0.540337                                  1000     1850.697
  08/31/93      0.584455                              -0.15284       -0.262    -0.17313        -0.296       0.016%
  08/31/94      0.604513                              -0.17601       -0.291    -0.18388        -0.304       0.016%
  08/31/95      0.691935                              -0.19189       -0.277    -0.20047        -0.290       0.016%
  08/31/96      0.784818                              -0.21914       -0.279    -0.22894        -0.292       0.016%
  09/30/96      0.823108        1000    1214.907                                                            0.021%
  08/31/97      1.024866    -0.21636      -0.211      -0.30397       -0.297    -0.36717        -0.358       0.021%
  09/30/97      1.072804    -0.02199      -0.020      -0.02575       -0.024    -0.03497        -0.033       0.021%

                                     ONE-YEAR                  FIVE-YEAR                INCEPTION
            Ending units                1214.676                   1849.267                  1931.925
            Contract Value             $1,303.11                  $1,983.90                 $2,072.58
            Cash Surrender Value       $1,223.11                  $1,943.90                 $2,042.58
            Total Return                  22.31%                     94.39%                   104.26%
            Average Annual Total Return                              14.22%                    12.73%

SMITH BARNEY CONCERT SELECT HIGH GROWTH PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS      ANNUAL FEE
   03/10/97     1.000000        1000    1000.000         0.021%
   03/31/97     0.959260                                 0.021%
   06/30/97     1.056405                                 0.021%
   08/29/97     1.094670    -0.10364      -0.095         0.021%
   09/30/97     1.153805     -0.0207      -0.018         0.021%

                                     SINCE INCEPTION
            Ending units                 999.887
            Contract Value             $1,153.67
            Cash Surrender Value       $1,073.67
            Total Return                   7.37%
            Average Annual Total Return


SMITH BARNEY CONCERT SELECT GROWTH PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS      ANNUAL FEE
   03/10/97     1.000000        1000    1000.000         0.021%
   03/31/97     0.960599                                 0.021%
   06/30/97     1.045646                                 0.021%
   08/29/97     1.075763    -0.10271      -0.095         0.021%
   09/30/97     1.122655     -0.0202      -0.018         0.021%

                                     SINCE INCEPTION
            Ending units                 999.887
            Contract Value             $1,122.53
            Cash Surrender Value       $1,042.53
            Total Return                   4.25%
            Average Annual Total Return


SMITH BARNEY CONCERT SELECT INCOME PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS      ANNUAL FEE
   03/10/97     1.000000        1000    1000.000         0.021%
   03/31/97     0.996711                                 0.021%
   06/30/97     1.046992                                 0.021%
   08/29/97     1.060474    -0.10195      -0.096         0.021%
   09/30/97     1.081988     -0.0197      -0.018         0.021%

                                     SINCE INCEPTION
            Ending units                 999.886
            Contract Value             $1,081.86
            Cash Surrender Value       $1,001.86
            Total Return                   0.19%
            Average Annual Total Return

SMITH BARNEY CONCERT SELECT CONSERVATIVE PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS      ANNUAL FEE
   03/10/97     1.000000        1000    1000.000         0.021%
   03/31/97     0.994691                                 0.021%
   06/30/97     1.050830                                 0.021%
   08/29/97     1.063279    -0.10209      -0.096         0.021%
   09/30/97     1.091673     -0.0198      -0.018         0.021%

                                     SINCE INCEPTION
            Ending units                 999.886
            Contract Value             $1,091.55
            Cash Surrender Value       $1,011.55
            Total Return                   1.15%
            Average Annual Total Return


SMITH BARNEY CONCERT SELECT BALANCED PORTFOLIO

             UNIT VALUES   DOLLARS      UNITS      ANNUAL FEE
   03/10/97     1.000000        1000    1000.000         0.021%
   03/31/97     0.975588                                 0.021%
   06/30/97     1.044764                                 0.021%
   08/29/97     1.052145    -0.10154      -0.097         0.021%
   09/30/97     1.088008     -0.0197      -0.018         0.021%

                                     SINCE INCEPTION
            Ending units                 999.885
            Contract Value             $1,087.88
            Cash Surrender Value       $1,007.88
            Total Return                   0.79%
            Average Annual Total Return